Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement No. 333-281734 on Form F-3 of our report dated March 31, 2025 relating to the consolidated financial statements of Gogoro Inc., appearing in the Annual Report on Form 20-F of Gogoro Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche
Taipei, Taiwan
Republic of China
July 24, 2025